Exhibit 99.1

Quadrant 4 System Corporation Announces New Executive Officers

Schaumburg, IL. December 12, 2016 /Globe Newswire/ -- Quadrant 4 System Corporation (“Quadrant 4,” “Q4,” or the “Company”) (OTC: QFOR) is pleased to announce the appointments of Robert Steele as Chief Executive Officer and Shekhar Iyer as Chief Operating Officer.

Steele has been serving as President of Q4’s Health Division and Iyer has been serving as President of Q4’s Education Division. This new management team will report directly to the Board of Directors.

“Robert is a strong and experienced executive with a thorough understanding of Quadrant 4’s existing core business and operations,” said Dr. Thomas E. Sawyer, Independent Director. “He has successfully led Q4’s Health Division and we are confident that under Robert’s leadership, Q4 is well-positioned to build on our core competencies, drive financial and operational performance, and ultimately increase shareholder value.”

Steele has served as President of Quadrant 4’s Health Division since June 2013. He is a technology industry veteran with over 30 years of experience focused on the insurance, employee benefits, and health care sectors. Steele has founded several technology companies including the first Section 125 administration system to serve small and mid-market employers. Steele was named by the Atlanta Business Chronicle in the “Twenty Techies to Know” in a 2001 publication. Steele also served in the Georgia General Assembly as an elected state representative in 1988.

“It is an honor to be appointed Chief Executive Officer of Q4,” said Mr. Steele. “Since joining Quadrant 4, it was apparent to me that we had talented, dedicated, and passionate staff. I am confident we are well positioned to successfully move the Company forward. While there are challenges, I intend to create the best company possible, working with all our employees to serve our clients’ needs. We are implementing improvements in Q4’s operations, finances, and corporate governance. Senior leadership, with the support of our skilled global workforce, will continue to effectively support our current client base while optimizing new opportunities and delivering value to our stakeholders.”

Iyer has worked at the leading edge of technology in the education sector for more than 35 years. Before coming to Q4, Iyer founded ECS, an education technology company that was acquired by Core Education and Technologies. As President and CEO of that company, he created enterprise solutions for numerous state education departments and local school districts. While serving as President of Q4’s Education Division, Iyer contributed to the strategic planning of the entire Company.

“As COO, Shekhar brings a wealth of experience in managing operation growth within an organization. He has led a team to develop a world class product for the education business unit. We are convinced his knowledge and experience will be most helpful in successfully navigating the Company’s path forward,” said Philip M. Firrek, Chairman of the Board of Directors.

Stated Iyer, “I am humbled by the opportunity to serve as the Chief Operating Officer of Q4 and the trust the Board has placed in me. I am confident that with our team of loyal, talented, and dedicated employees, we will satisfactorily serve our customers and stakeholders. With the strong support of our Board, and our team’s demonstrated experience and leadership, we will deliver sustained growth.”

About Quadrant 4 System Corporation

Quadrant 4 System Corporation empowers digital transformation in education and healthcare through robust Software-as-a-Service (SaaS) platforms and highly specialized professional service. Please visit http://qfor.com for more information.

Quadrant 4’s Health Division provides consumer engagement, shopping, enrollment, and benefits administration solutions in a way that brings together a typically disjointed collection of stakeholders, vendors, partners, and users into a cohesive whole. Together, it is greater efficiency through technology, brought to you by QHIX™ – a platform converging consumer friendly purchasing, decision-making support, engagement services, benefits administration, and financial management. Explore more at http://quadrant4health.com .

Quadrant 4’s Education Division delivers a suite of connected cloud-based application s that brings students, families, teachers, and administrators together to ensure a student’s learning process is meaningful, flexible, and complete. EmpowerED Solutions™ is a central, secure platform that combines and transforms data from multiple databases into highly usable information that supports effective academic assessment and intervention, real-time reporting and decision support. Explore more at http://quadrant4edu.com .

Corporate Website: www.qfor.com
Corporate Contact: Lauren Jack (Email lauren.jack@qfor.com)

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in such forward-looking statements. We do not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this press release is based on information currently available and may not be reliable after this date.